UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

October 27, 2020

MACKENZIE REALTY CAPITAL INC.

 (Exact name of registrant as specified in its charter)

Maryland	000-55006	45-4355424
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

89 Davis Road, Suite 100 Orinda, California	94563
(Address of principal executive offices)	(Zip Code)

(925) 631-9100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On October 27, 2021, MacKenzie Realty Capital, Inc., a Maryland corporation (the “Company”), held its 2021 annual meeting of stockholders (the “Annual Meeting”).  Two proposals were on the agenda for the 2021 Annual Meeting: Proposal 1, to elect three directors to hold office until the Company’s 2022 Annual Meeting of Stockholders and until their successors are duly elected and qualify; and Proposal 2, to ratify Moss Adams, LLP as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2022.

With respect to Proposal 1, all nominees standing for election as directors were elected to serve until the 2022 Annual Meeting of Stockholders and until their successors are duly elected and qualify. The voting results for each of the three persons nominated were as follows:

Nominee	Votes For	Votes Withheld
Thomas Frame	6,476,652	378,958
Timothy Dozois	6,486,163	369,447
Chip Patterson	6,469,745	385,865

No broker non-votes were cast in the election of directors. A total of 6,855,610 Shares were present at the meeting, or 51.38% of Shares outstanding and eligible to vote, so a quorum was reached.  Over 94% of all shares present at the meeting voted for all 3 directors.

With respect to Proposal 2, the stockholders ratified Moss Adams, LLP as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2021:

Votes For	Votes Against	Abstentions
6,535,883	102,904	216,823

Thus 95.34% of all shares present at the meeting voted for the ratification of Moss Adams, LLP as the Company’s independent registered public accounting firm.  No other proposals were submitted to a vote of the Company’s stockholders at the 2021 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKENZIE REALTY CAPITAL, INC.
(Registrant)

Date: October 27, 2021	By:	/s/ Robert Dixon
Robert Dixon
President